                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                             RESOURCE AMERICA, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________
        (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________
        (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
        (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:_____________________________________________
        (2) Form, Schedule or Registration Statement No.:_______________________
        (3) Filing Party:_______________________________________________________
        (4) Date Filed:_________________________________________________________

                             RESOURCE AMERICA, INC.
                    1845 Walnut Street Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 2003

To the Stockholders of RESOURCE AMERICA, INC.:

         Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the "Company"), will be held at The Rittenhouse Hotel, 210 W. Rittenhouse Square, Philadelphia, Pennsylvania, on Tuesday, April 22, 2003, at 9:00 a.m. (the "Meeting"), for the following purposes:

         1. To elect two directors to serve three-year terms expiring at the annual meeting of stockholders in 2006.

         2. To approve an amendment to the Resource America, Inc. 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan.

         3. To approve an amendment to the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan.

         4. To transact such other business as may properly be brought before the Meeting and any adjournment thereof.

         Only stockholders of record on the books of the Company at the close of business on February 27, 2003, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at the offices of the Company, at 1845 Walnut Street, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

         STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. ONLY STOCKHOLDERS AS OF FEBRUARY 27, 2003 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                         By order of the Board of Directors,
                                         Michael S. Yecies, Secretary
                                         March 12, 2003

                             RESOURCE AMERICA, INC.
                    1845 Walnut Street Philadelphia, PA 19103
                  --------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                  --------------------------------------------

                                     GENERAL

Introduction

         The annual meeting of stockholders of Resource America, Inc. (the "Company") will be held on April 22, 2003, at 9:00 a.m. (the "Meeting") at The Rittenhouse Hotel, 210 W. Rittenhouse Square, Philadelphia, Pennsylvania 19103 for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on February 27, 2003, will be entitled to notice of and to vote at the Meeting.

         This statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of its common stock to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

         This proxy statement and the accompanying form of proxy are being sent on or about March 12, 2003, to stockholders of record as of February 27, 2003.

Revocation of Proxy

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

         The cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy will be borne by the Company. Proxies may be solicited by directors, officers, and regular employees of the Company either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

                              VOTING AT THE MEETING

         Only stockholders of record at the close of business on February 27, 2003, will be entitled to vote at the Meeting. As of January 17, 2003, the Company had 17,223,885 shares of common stock outstanding. At the Meeting, the holders of common stock will be entitled to one vote per share on each matter of business properly brought before the Meeting.

         The presence in person or by proxy of holders of the Company's outstanding common stock representing not less than a majority of the outstanding shares of common stock will constitute a quorum. The affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of the amendment to the Resource America, Inc. 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "1997 Plan"), the amendment to the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "2002 Plan"), and all other business properly brought before the Meeting will require a favorable vote of a majority of the shares represented at the Meeting, in person or by proxy.

         Abstentions may be specified on the election of each of the nominated directors, on the amendment to the 1997 Plan, on the amendment to the 2002 Plan, and on any other properly presented business and will be considered present for purposes of determining the presence of a quorum. Abstentions, including broker non-votes, with respect to shares present at the Meeting, in person or by proxy, will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors, FOR the amendment to the 1997 Plan, and FOR the amendment to the 2002 Plan.

         Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors, if they have not received instructions from the beneficial owners. Brokers will have such discretionary authority with respect to the proposals to amend the 1997 Plan and 2002 Plan. A failure by brokers to vote shares held by them in nominee name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of common stock owned, as of January 17, 2003, by (a) each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of common stock, (b) each of the Company's present directors,
(c) each of the Company's executive officers, and (d) all of the Company's present executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

                                                                                        Common Stock
                                                               ----------------------------------------------------
                                                               Amount and Nature of                      Percent of
Beneficial Owner                                               Beneficial Ownership                        Class
----------------                                               --------------------                      ----------
Directors(1)
------------
Carlos C. Campbell............................................        3,480 (2)                             *
Edward E. Cohen...............................................    1,683,314 (3)(4)(6)(7)(9)(10)             9.54%
Jonathan Z. Cohen.............................................      325,565 (3)(4)(6)(7)(11)                1.86%
Andrew M. Lubin...............................................        3,840 (2)                             *
P. Sherrill Neff..............................................            0                                 *
Alan D. Schreiber.............................................       19,110 (2)                             *
John S. White.................................................        4,000 (2)                             *

Executive Officers(1)
---------------------
David E. Bloom................................................        5,000  (7)                            *
Alan F. Feldman...............................................       49,999 (7)(8)                          *
Steven J. Kessler.............................................      118,260 (3)(4)(6)(7)                    *
Freddie M. Kotek..............................................      117,723 (3)(4)(5)(7)                    *
Nancy J. McGurk...............................................       94,140 (3)(4)(5)(7)                    *
Michael L. Staines............................................       73,095 (3)(4)(5)(7)                    *
All present executive officers and directors as
   a group (13 persons).......................................    2,451,276 (2)(3)(4)(5)(6)(7)(8)(9)(10)
                                                                                                           13.44%

Other Owners of 5% or
More of Outstanding Shares
--------------------------
Cobalt Capital Management, Inc.(12)..............    1,659,500       9.63%
Dimensional Fund Advisors Inc.(13)...............    1,679,671       9.75%
First Financial Fund, Inc.(14)...................      959,315       5.57%
Thomson Horstmann & Bryant, Inc.(15).............      949,095       5.51%
Wellington Management Company, LLP(16)...........    1,465,220       8.51%
James C. Eigel(17)...............................    1,111,977       6.46%

---------------------
* Less than 1%
(1) The address for each director and executive officer is 1845 Walnut Street, Philadelphia, Pennsylvania 19103.
(2) Includes vested units representing the right to receive one share of Company common stock per unit granted under the Company's 1997 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell - 3,000 units; Mr. Lubin - 3,000 units; Dr. Schreiber - 3,000 units; and Mr. White - 3,000 units.
(3) Includes shares allocated under the Company's 1989 Employee Stock Ownership Plan in the following amounts: Mr. E. Cohen - 60,775 shares; Mr.
      J. Cohen - 285 shares; Mr. Kessler - 313 shares; Mr. Kotek - 16,017 shares; Ms. McGurk - 10,426 shares; and Mr. Staines - 22,954 shares, as to which each has voting power.
(4) Includes shares allocated under the Company's Investment Savings Plan (the "401(k) Plan") in the following amounts: Mr. E. Cohen - 16,586 shares; Mr.
      J. Cohen - 9,032 shares; Mr. Kessler - 9,197 shares; Mr. Kotek - 15,228 shares; Ms. McGurk - 19,652 shares; and Mr. Staines - 1,756 shares, as to which each has voting power.
(5) Includes shares issuable on exercise of options granted under the Company's 1989 Key Employee Stock Option Plan in the following amounts:
      Mr. Kotek - 29,495 shares; Ms. McGurk - 33,708 shares; and Mr. Staines - 42,135 shares.
(6) Includes shares issuable on exercise of options granted under the Company's 1997 Key Employee Stock Option Plan in the following amounts:
      Mr. E. Cohen - 225,000 shares; Mr. J. Cohen - 76,942 shares; and Mr. Kessler - 75,000 shares.
(7) Includes shares issuable on exercise of options granted under the Company's 1999 Key Employee Stock Option Plan in the following amounts:
      Mr. Bloom - 5,000 shares; Mr. E. Cohen - 200,000 shares; Mr. J. Cohen - 188,056 shares; Mr. Feldman - 6,633 shares; Mr. Kessler - 33,750 shares; Mr. Kotek - 22,500 shares; Ms. McGurk - 12,500 shares; and Mr. Staines - 6,250 shares.
(8) Includes shares issuable on exercise of options granted under the Company's 2002 Key Employee Stock Option Plan in the following amount: Mr. Feldman - 43,366 shares.
(9) Includes 349,516 shares held by a private charitable foundation, of which Mr. E. Cohen serves as a co-trustee. Mr. E. Cohen disclaims beneficial ownership of these shares.
(10) Includes 92,500 shares held in trusts for the benefit of Mr. E. Cohen's spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares.
(11) Includes 46,250 shares held in a trust of which Mr. J. Cohen is a co-trustee and co-beneficiary. These shares are also included in the shares referred to footnote 10 above.
(12) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 14, 2002. The address for Cobalt Capital Management, Inc. is 237 Park Avenue, Suite 801, New York, New York 10017.

(13) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,679,671 shares of the Company's common stock as of December 31, 2001. The Funds own all of these securities. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(14) This information is based on Schedule 13G filed with the United States Securities and Exchange Commission on February 12, 2002. All 959,315 shares are also included in the shares beneficially owned by Wellington Management Company, LLP. See footnote 16 below. The address for First Financial Fund, Inc. is Gateway Center Three, 100 Mulberry Street, 9th Floor, Newark, New Jersey 07102-7503.
(15) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on January 9, 2003. Includes 479,662 shares as to which sole voting power is claimed and 949,095 shares as to which sole dispositive power is claimed. The address for Thomson Horstmann & Bryant, Inc. is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.
(16) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 12, 2002. Includes 319,997 shares as to which shared voting power is claimed and 1,465,220 shares as to which shared dispositive power is claimed. Includes 959,315 shares beneficially owned by First Financial Fund, Inc. See footnote 14 above. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.
(17) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on January 28, 2002. Includes shares held by nominees. Mr. Eigel's address is 1201 Edgecliff Place, Cincinnati, Ohio 45206.

                        PROPOSAL 1. ELECTION OF DIRECTORS
Directors

         The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of directors in the Class of 2003 expire at the annual meeting of stockholders to which this proxy statement relates. The Board of Directors has nominated Jonathan Z. Cohen and John S. White for re-election as directors in the Class of 2006.

         The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. J. Cohen and White as directors of the Company in the Class of 2006, for three-year terms expiring at the 2006 annual meeting of stockholders, or until their successors are elected or appointed. Should either nominee become unable or refuse to accept nomination or election as a director in the Class of 2006, it is intended that the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. The Board of Directors knows of no reason why either nominee might be unable or refuse to accept nomination or election.

         Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Company. There are no family relationships among the nominees and directors of the Company except that Jonathan Z. Cohen, Chief Operating Officer, Executive Vice President and a director of the Company, is a son of Edward E. Cohen, Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

                                                                                 Year in Which
Names of Directors, Principal                                                       Service                Term to Expire
Occupation and Other Information                                                As Director Began         At Annual Meeting
--------------------------------                                                -----------------         -----------------
Nominees whose terms will expire in 2006 are:


Jonathan Z. Cohen, 32, Chief Operating Officer and a Director of the Company
since 2002. Executive Vice President of the Company since 2001. Senior Vice
President of the Company from 1999 to 2001. Vice President of the Company from
1998 to 1999. Vice Chairman of the Managing Board of Atlas Pipeline Partners GP,
LLC ("Atlas Pipeline") (a wholly owned subsidiary of the Company that is the general partner of a publicly traded limited partnership that owns and operates natural gas pipelines) since its formation in 1999. Vice Chairman and a director of Atlas America, Inc. ("Atlas America") (a wholly owned subsidiary of the
Company) since its acquisition in 1998. Trustee and Secretary of RAIT Investment
Trust (a publicly traded real estate investment trust) since 1997. Chairman of
the Board of The Richardson Company (a sales consulting company) since 1999.            2002                     2006

John S. White, 62, Senior Vice President of Royal Alliance Associates, Inc.
(an independent broker/dealer) since 2002. Chief Executive Officer and
President of DCC Securities Corporation (a securities brokerage firm) from
1989 to 2002.                                                                           1993                     2006

Directors other than current nominees who serve for the terms indicated:

Carlos C. Campbell, 65, President of C.C.Campbell and Company (a management consulting firm) since 1985. Director of PICO Holdings, Inc. (a publicly
traded diversified holding company) since 1998.                                         1990                     2005

Edward E. Cohen, 64, Chairman of the Board of the Company since 1990, Chief
Executive Officer of the Company since 1988 and President of the Company since
2000. Chairman of the Managing Board of Atlas Pipeline since its formation in
1999. Director of TRM Corporation (a publicly traded consumer services company)
since 1998. Chairman of the Board of Brandywine
Construction & Management, Inc. (a property management company) since 1994.             1988                     2005

Andrew M. Lubin, 56,  President, Delaware Financial Group, Inc. (a private
investment firm) since 1990.                                                            1994                     2004

P. Sherrill Neff, 51, Managing Director of Quaker BioVentures, L.P. (a life sciences venture fund) since 2002. President and Chief Financial Officer of
Neose Technologies, Inc. (a publicly traded biotechnology firm) from
1994 to 2002.  Director of Neose Technologies, Inc. since 1994.                         1998                     2004

Alan D. Schreiber, M.D., 61, Professor of Medicine since 1973 and Assistant
Dean for Research and Research Training since 1990 at the University of
Pennsylvania School of Medicine. Chairman, Scientific Advisory Board,
Inkine Pharmaceutical Co., Inc. (a publicly traded biopharmaceutical company)
since 1997. Founder and Chief Scientific Officer of CorBec Pharmaceuticals, Inc.
from 1993 to 1997.                                                                      1994                     2004

Non-Director Executive Officers

         David E. Bloom, 38, Senior Vice President of the Company since 2001. President of Resource Capital Partners, Inc. (a wholly owned subsidiary of the Company) since 2002. President of Resource Properties, Inc. (a wholly owned subsidiary of the Company) from 2001 to 2002. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 1999 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 1999. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

         Alan F. Feldman, 39, Senior Vice President of the Company since 2002. President of Resource Properties since 2002. Vice President at Lazard Freres & Co. (an investment bank) from 1998 to 2002. Executive Vice President at Pennsylvania Real Estate Investment Trust (a publicly traded real estate investment trust) and its predecessor, The Rubin Organization, from 1992 to 1998.

         Steven J. Kessler, 60, Senior Vice President and Chief Financial Officer of the Company since 1997. Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997.

         Freddie M. Kotek, 47, Senior Vice President of the Company since 1995. President of Resource Leasing, Inc. (a wholly owned subsidiary of the Company) since 1995. President of Resource Properties from 2000 to 2001. Executive Vice President of Resource Properties from 1993 to 2000. Chairman of Atlas Resources, Inc. (a wholly owned subsidiary of the Company) since 2001 and Chief Executive Officer and President of Atlas Resources since 2002.

         Nancy J. McGurk, 47, Vice President of the Company since 1992. Treasurer and Chief Accounting Officer of the Company since 1989.

         Michael L. Staines, 53, Senior Vice President of the Company since 1989. Director of the Company from 1989 to 2000 and Secretary of the Company from 1989 to 1998. President of Atlas Pipeline since 2001. Chief Operating Officer, Secretary and Managing Board Member of Atlas Pipeline since its formation in 1999.

         The Board of Directors appoints officers each year at its annual meeting following the annual stockholders meeting and from time to time as necessary.

Director Compensation

         Each non-employee director of the Company was paid a retainer of $1,000 per month during fiscal 2002. Each non-employee director who is a chairman of a committee of the Board of Directors was paid an additional retainer of $500 per month. Each non-employee director who is a member of a committee of the Board of Directors, but not its chairman, was paid $500 per meeting attended in person and $250 per meeting attended telephonically. A total of $107,000 was paid to seven non-employee directors for board service during fiscal 2002, including two non-employee directors who were both former officers of the Company, D. Gideon Cohen and Scott F. Schaeffer, who resigned from the Board of Directors on October 29, 2002. Mr. D. Cohen is a son of Edward E. Cohen and the brother of Jonathan Z. Cohen.

         Each non-employee director of the Company was eligible to participate in the 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "1997 Plan"), which was approved by the Company's stockholders on May 13, 1997. See "Proposal 2. Approval of Amendment to 1997 Plan."

         Each non-employee director of the Company is also eligible to participate in the 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "2002 Plan"), which was approved by the Company's stockholders on April 29, 2002. See "Proposal 3. Approval of Amendment to 2002 Plan."

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

         Based solely on its review of the reports received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that, during fiscal year 2002, its officers, directors and greater than ten percent shareholders complied with all applicable filing requirements, except that one report with respect to a grant of units under the Company's 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan to the Company's non-employee directors was inadvertently filed late, due to an administrative error by the Company, for each of Messrs. Campbell, D. Cohen, Lubin, Neff, Schaeffer, Schreiber and White.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors consists of Messrs. Campbell, Neff and White. None of such persons is an employee, or former employee, of the Company. No executive officer of the Company is a director or executive officer of any entity of which any member of the Compensation Committee is a director or executive officer.

Information Concerning the Board of Directors and Certain Committees

         The Board of Directors held six meetings during fiscal 2002. Each of the directors attended at least 75% of the meetings of the Board and all meetings of the committees on which they served during fiscal 2002.

         Standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Corporate Governance and Investment Committee (formerly the Investment Committee).

         The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, selects and recommends to the Board of Directors the engagement of independent accountants, and reviews the adequacy of the Company's internal controls. The Committee held four meetings during fiscal 2002. Members of the Committee are Messrs. Lubin, Neff and Campbell.

         The Compensation Committee establishes and monitors compensation levels for officers of the Company, and administers the Company's Key Employee Stock Option Plans. The Committee held five meetings during fiscal 2002. Members of the Committee are Messrs. Campbell, Neff, and White.

         The Corporate Governance and Investment Committee reviews all the Company's corporate governance procedures, all current management investment practices and evaluates and monitors all existing and proposed Company investments. The Committee held two meetings during fiscal 2002. Members of the Committee are Messrs. White, Lubin and Neff.

         The Board of Directors formerly had a Nominating Committee, which recommended persons for nomination as directors of the Company. The Board of Directors as a whole now fulfills the responsibilities of the Nominating Committee. The Nominating Committee held one meeting during fiscal 2002. The Board of Directors will consider nominees recommended by security holders for the 2004 annual meeting of stockholders if submitted in writing to the Secretary of the Company in accordance with the Company's Bylaws and rules promulgated by the Securities and Exchange Commission. See "Stockholder Proposals" for information concerning nominations by stockholders.

Report of the Audit Committee

         The Audit Committee consists of three directors: Andrew M. Lubin, who serves as Chairman, Carlos C. Campbell and P. Sherrill Neff. This committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in Section 301(3) of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an exhibit to the Company's proxy statement in connection with its annual meeting of stockholders on April 25, 2001. The Audit Committee met four times during the fiscal year ended September 30, 2002.

         In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

            o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002 with the Company's management;

            o Discussed with the Company's independent auditors those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec.380); and

            o Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with the independent auditors their independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2002.

Andrew M. Lubin, Chairman
Carlos C. Campbell
P. Sherrill Neff

Audit Fees

         The aggregate fees billed by the Company's independent auditors, Grant Thornton LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended September 30, 2002 were $607,234.

Financial Information Systems Design and Implementation Fees

         Grant Thornton LLP billed no fees for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002.

All Other Fees

         The aggregate fees billed by Grant Thornton LLP for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2002 were $180,211.


Other Matters

         Since Grant Thornton did not provide information technology services to the Company during fiscal 2002, the Audit Committee was not required to consider whether the provision of such services impacted their independence. The Audit Committee did consider whether the provision of the other non-audit services performed by Grant Thornton is compatible with maintaining Grant Thornton's independence.

Executive Officer Compensation

         The following tables set forth certain information concerning the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000.

                                                 Summary Compensation Table

                                        Annual Compensation                    Long Term Compensation
                              ---------------------------------------    -----------------------------------
                                                                                 Awards             Payouts
                                                                         -----------------------  ----------
                                                                         Restricted   Securities                All Other
                              Fiscal                                       Stock     Underlying      LTIP        Compen-
Name and Principal Position   Year       Salary      Bonus(1)   Other     Awards(2)    Options    Payouts(3)     sation(4)
---------------------------   ----       ------      --------   -----     --------   -----------  ----------  ------------
Edward E. Cohen                2002      $600,000    $500,000     0         $2,280       150,000       0       $1,108,692
  Chairman, Chief Executive    2001       600,000     450,000     0              0       100,000       0        1,628,325
  Officer & President          2000       600,000     450,000     0              0             0       0        2,537,516

Jonathan Z. Cohen              2002       335,385     200,000     0          2,280       150,000       0            9,846
  Chief Operating Officer &    2001       282,932     160,000     0              0        45,000       0            9,538
  Executive Vice President     2000       248,269     225,000     0              0       200,000       0            7,000

Steven J. Kessler              2002       300,000     150,000     0          2,280        30,000       0           11,000
  Senior Vice President &      2001       300,000     150,000     0              0        30,000       0            9,923
  Chief Financial Officer      2000       300,000     150,000     0              0             0       0            7,038

Freddie M. Kotek               2002       248,677     150,000     0          2,280        30,000       0           11,000
 Senior Vice President         2001       200,000     125,000     0              0        30,000       0           10,500
                               2000       200,000     175,000     0              0             0       0           10,500

David E. Bloom                 2002       250,000     100,000     0              0        20,000       0                0
  Senior Vice President

----------------------
(1) Bonuses in any fiscal year are generally based upon the Company's performance in the prior fiscal year and the individual's contribution to that performance. From time to time, the Company may award bonuses in a fiscal year reflecting an individual's performance during that fiscal year.
(2) Reflects shares awarded under the Company's 1989 Employee Stock Ownership Plan, valued at the closing price of the Company's common stock at September 30, 2002. For purposes of this table, all shares are assumed to be fully vested. Mr. E. Cohen was 100% vested as of September 30, 1997. Mr. Kotek was 100% vested as of September 30, 2000. Messrs. J. Cohen and Kessler were 60% vested as of September 30, 2002. Messrs. J. Cohen's and Kessler's shares will vest an additional 20% on each future September 30 until fully vested on September 30, 2004. At September 30, 2002, the number of restricted shares awarded and the value of such awarded restricted shares (in the aggregate, and valued at the closing market price of the Company's common stock on the dates of the respective grants) are: Mr. E. Cohen -60,775 shares ($123,272); Mr. J. Cohen - 285 shares ($2,280); Mr. Kessler - 313 shares ($2,488); and Mr. Kotek - 16,017 shares ($55,745). Cash dividends, as and when authorized by the Company's Board of Directors, have been and will continue to be paid to the Plan on the restricted shares.

(3) Except for the 1989 Employee Stock Ownership Plan, the stock option plans and the 401(k) Plan, reported elsewhere in this proxy statement, the Company does not have long-term incentive plans or pension or profit-sharing plans.
(4) All such amounts are matching payments made by the Company under the 401(k) Plan, except the amounts set forth for Mr. E. Cohen in 2002, 2001 and 2000 include $1,100,000, $926,800 and $2,530,516, respectively, of accrued obligations under a Supplemental Employment Retirement Plan established by the Company in March 1997 in connection with the employment agreement between Mr. E. Cohen and the Company. Additionally, $693,333 of the amount set forth for Mr. E. Cohen in 2001 represents a gross-up payment for taxes in connection with the Supplemental Employment Retirement Plan. See "Employment Agreements."


Option Grants and Exercises in Last Fiscal Year and Year-End Option Values

         The following table provides additional information about the stock options shown in the "Securities Underlying Options" column of the preceding Summary Compensation Table, which were granted in fiscal 2002 to the named executive officers. The Company did not grant any stock appreciation rights to the named executive officers in fiscal 2002.

                        Option Grants in Fiscal Year 2002

                                                       Percent of
                                     Number of       Total Options                               Potential Realizable Value
                                     Securities       Granted to       Exercise                        at Stock Price
                                     Underlying      Employees in        Price      Expiration        Appreciation for
Name                              Options Granted(1)  Fiscal 2002      ($/Share)       Date            Option Term(2)
----                              ----------------    -----------      ---------    ----------       ----------------------
                                                                                                        @5%         @10%
                                                                                                     --------    ----------
Edward E. Cohen                       150,000             20.51%         $7.71        9/24/12        $727,317    $1,843,163
Jonathan Z. Cohen                     150,000             20.51           7.71        9/24/12         727,317     1,843,163
Steven J. Kessler                      30,000              4.10           7.71        9/24/12         145,463       368,633
Freddie M. Kotek                       30,000              4.10           7.71        9/24/12         145,463       368,633
David E. Bloom                         20,000              2.73           9.19       10/15/11         115,591       292,930

-------------------
(1) All options listed in this table for Messrs. E. Cohen, J. Cohen, Kessler and Kotek were granted on September 24, 2002, under the Company's 2002 Key Employee Stock Option Plan. These options vest 25% per year commencing on September 24, 2003. The exercise price for these options reflects the fair market value of the Company's common stock on the date of grant. The options listed in this table for Mr. Bloom were granted on October 15, 2001, under the Company's 1999 Key Employee Stock Option Plan. These options vest 25% per year commencing on October 15, 2002. The exercise price for these options reflects the fair market value of the Company's common stock on the date of the grant.
(2) These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission, and do not represent the Company's estimate or projection as to the actual rate of appreciation of the Company's common stock. The actual value of the options will depend on the performance of the Company's common stock, which may be greater or less than the amounts shown.

         The following table sets forth the aggregated option exercises during fiscal 2002, together with the number of unexercised options and their value on September 30, 2002, held by the executive officers listed in the Summary Compensation Table. No stock appreciation rights were exercised or held by the named executive officers in fiscal 2002.

                                      Aggregated Option Exercises In Last Fiscal Year
                                             and Fiscal Year-End Option Values

                                                                                                          Value of
                                                                                   Number of            Unexercised
                                                                             Securities Underlying      In-the-Money
                                                                                 Unexercised             Options at
                                           Shares                             Options at FY-End            FY-End
                                          Acquired                               Exercisable/            Exercisable/
Name                                    On Exercise      Value Realized         Unexercisable           Unexercisable (1)
----                                    -----------      --------------         -------------           -----------------
Edward E. Cohen                              0                $0               343,750/331,250            $0/43,500
Jonathan Z. Cohen                            0                 0               246,248/328,752          50,924/94,426
Steven J. Kessler                            0                 0                82,500/77,500              0/8,700
Freddie M. Kotek                             0                 0                44,495/55,000           155,459/8,700
David E. Bloom                               0                 0                   0/20,000                  0/0

----------------
(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 2002.

Employment Agreements

         Edward E. Cohen serves as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company under an employment agreement effective January 1, 1997. The agreement requires Mr. Cohen to devote as much of his business time to the Company as is necessary to the fulfillment of his duties, although it permits him to have outside business interests. The agreement provides for initial base compensation of $350,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Cohen's performance. Mr. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

         The agreement has a term of five years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current five year term. The agreement may be sooner terminated in the event of Mr. Cohen's disability extending for more than 240 days, death or retirement. Mr. Cohen also has the right to terminate the agreement upon a change in control or potential change in control of the Company, and for cause. Otherwise, Mr. Cohen may terminate the agreement upon 180 days' notice.

         The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Cohen's estate will receive an amount equal to (a) five times Average Compensation (defined as the average of the annual total compensation received by Mr. Cohen in the three most highly compensated years during the previous nine years of employment), payable over 36 months, plus (b) to the extent Mr. Cohen has not received 120 months of Supplemental Employment Retirement Plan ("SERP") benefits, the balance thereof; (ii) upon termination due to disability, Mr. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%, which will terminate upon the commencement of retirement benefits; (iii) upon termination by Mr. Cohen for cause, or upon a change in control or potential change in control, an amount equal to five times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months or until Mr. Cohen reaches age 70; and (iv) upon termination by Mr. Cohen without cause, an amount equal to 25% of the amount referred to in item (i), above. In the event that any amounts payable to Mr. Cohen pursuant to items (i) through
(iv), above ("Total Benefits"), become subject to any excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company must pay Mr. Cohen an additional sum such that the net amounts retained by Mr. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits.

         As required by the agreement, the Company has established a SERP for Mr. Cohen's benefit which will pay to Mr. Cohen, upon retirement after he has reached Retirement Age (defined by the agreement as age 62), a monthly retirement benefit equal to 75% of his Average Compensation, less any amounts payable under any other retirement plan of the Company in which Mr. Cohen participates. The Company has established two trusts to fund the SERP. The 1999 Trust holds 100,000 shares of common stock of The Bancorp, Inc. The 2000 Trust holds 38,571 shares of convertible preferred stock of The Bancorp, Inc. and a loan to a limited partnership of which Edward Cohen and D. Gideon Cohen own the beneficial interests. This loan was acquired for its outstanding balance of $720,167 by the 2000 Trust in April 2001 from a corporation of which Edward Cohen is Chairman and Jonathan Cohen is the President. The loan is secured by the partnership interests held by the limited partnership, which beneficially owns two residential apartment buildings. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which D. Gideon Cohen is the principal shareholder and a director. The fair value of the 1999 Trust is approximately $1.0 million at September 30, 2002. The fair value of the 2000 Trust is approximately $3.6 million at September 30, 2002 and is included in Other Assets on the Company's Consolidated Balance Sheets.

         In connection with Edward Cohen's SERP, the Company entered into a split-dollar insurance arrangement under which it pays a portion of the premiums under a life insurance policy with respect to Mr. Cohen, with reimbursement of such premiums due upon the occurrence of specified events, including Mr. Cohen's death. See "Certain Relationships and Related Party Transactions-Relationship with Retirement Trusts."

         For information regarding Mr. Cohen's compensation during each of the last three fiscal years, see "Executive Officer Compensation."

         Steven J. Kessler serves as the Senior Vice President and Chief Financial Officer of the Company under an employment agreement dated October 5, 1999. The agreement provides for initial base compensation of $300,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Kessler's performance. Mr. Kessler is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

         The agreement has a term of three years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The agreement can be sooner terminated in the event of Mr. Kessler's disability extending for more than 240 days or death. Mr. Kessler also has the right to terminate the agreement upon a change in control of the Company, and for cause. Otherwise, Mr. Kessler can terminate the agreement upon 180 days' notice.

         The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Kessler's estate will receive an amount equal to three times Average Compensation (defined as the average of the annual total compensation received by Mr. Kessler in the three most highly compensated years during the previous nine years of employment) (payable over 36 months); (ii) upon termination due to disability, Mr. Kessler will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%; and
(iii) upon termination by Mr. Kessler for cause, or upon a change in control, an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months. In the event that any amounts payable to Mr. Kessler pursuant to items (i) through
(iii), above ("Total Benefits"), became subject to any excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company is required to pay Mr. Kessler an additional sum such that the net amounts retained by Mr. Kessler, after payment of excise, income and withholding taxes, shall equal Total Benefits.

         The terms of the Company's employment agreement with Jonathan Z. Cohen as of October 1999 are substantially similar to the terms of the Company's employment agreement with Mr. Kessler described above, except as follows: Mr. J. Cohen serves as Chief Operating Officer, Executive Vice President and a director of the Company; Mr. J. Cohen's initial base compensation is $200,000 per year; Mr. J. Cohen is expressly permitted to have outside business interests; and Mr.
J. Cohen has the right to terminate the agreement upon a potential change in control of the Company.

Equity Compensation Plans

         The following table summarizes information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of September 30, 2002. The following equity compensation plans were approved by stockholders: 1989, 1997, 1999 and 2002 Key Employee Stock Option Plans; and 1997 and 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plans.

                                                                                                Number of securities
                                   Number of securities                                        remaining available for
                                    to be issued upon                                           future issuance under
                                 exercise of outstanding           Weighted average           equity compensation plans
                                    options, warrants        exercise price of outstanding      (excluding securities
Plan category                         and rights               options, warrants and rights   reflected in first column)
-------------                    -----------------------     ------------------------------   --------------------------
Equity compensation plans
    approved by security
    holders......................       2,463,003                        $9.50                       149,220

Equity compensation plans not
    approved by security
    holders (1).................           54,495                         0.11                          -

              Total.............        2,517,498                         9.30                       149,220
                                        ---------                         ----                       -------

--------------
(1) In connection with the Company's acquisition of The Atlas Group, Inc. in September 1998, certain Atlas employees received options to purchase Company common stock in exchange for the options these employees had previously received from Atlas.

Certain Relationships and Related Party Transactions

         In the ordinary course of its business operations, the Company has ongoing relationships with several related entities:

         Relationship with Brandywine Construction & Management, Inc. Brandywine Construction & Management manages the properties underlying 24 of the Company's real estate loans and real estate ventures. Adam Kauffman, President of Brandywine Construction & Management, or an entity affiliated with him, has also acted as the general partner, president or trustee of seven of the borrowers. Edward E. Cohen, the Company's Chairman, Chief Executive Officer and President, is the Chairman and a minority stockholder of Brandywine Construction & Management, holding approximately 8% of its stock.

         In September 2001, the Company sold a wholly-owned subsidiary to Brandywine Construction & Management for $4.0 million, recognizing a gain of $356,000. The $4.0 million consideration paid to the Company consisted of $3.0 million in cash and a $1.0 million non-recourse note from Brandywine Construction & Management, which bears interest at 8% per annum and is due September 2006. As of January 8, 2003, the Company has received $414,000 of principal payments and $95,000 of interest payments on the non-recourse note. The Bancorp, Inc., a related-party financial institution, provided the first mortgage financing for this sale.

         Relationship with RAIT Investment Trust. Since its organization by the Company in 1997, the Company has engaged in various transactions with RAIT. RAIT is a real estate investment trust in which, as of December 31, 2002, the Company owned approximately 7% of the common shares. Betsy Z. Cohen, Edward Cohen's spouse, is the Chairman and Chief Executive Officer of RAIT, and Jonathan Z. Cohen, a son of Edward and Betsy Cohen and the Chief Operating Officer and a director of the Company, is the Company's designee as Trustee on RAIT's Board of Trustees. Jonathan Cohen also serves as RAIT's Secretary. Scott F. Schaeffer, a former officer and director of the Company, is RAIT's President and Chief Operating Officer.

         Since October 1, 2001, the Company and RAIT engaged in the following transactions:

         o In June 2002, the Company sold a mortgage loan having a book value of $1.0 million to RAIT for $1.8 million, recognizing a gain of $757,000. Mr. Schaeffer was the president and director of the general partner of the borrower.

         o In March 2002, RAIT provided the initial financing, which has since been repaid, on the Company's purchase for $2.7 million of a 25% interest in a venture. The venture purchased, for $18.9 million, properties adjacent to the office building and garage in which the Company's executive offices are located and in which the Company owns a 50% interest.

         Relationship with The Bancorp, Inc. As of December 31, 2002, the Company owned 9.7% of the common stock and 7.5% of the voting preferred stock of Bancorp. In addition, as of September 30, 2002, the Company had $5.6 million on deposit at Bancorp. Betsy Z. Cohen is the Chief Executive Officer of Bancorp, and D. Gideon Cohen, a son of Edward and Betsy Cohen, is the Chairman of Bancorp. D. Cohen is a former officer and director of the Company.

         Relationship with Ledgewood Law Firm, P.C. Until April 1996, Edward Cohen was of counsel to Ledgewood Law Firm. The Company paid Ledgewood $839,000 during fiscal 2002 for legal services rendered to the Company. Edward Cohen receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest.

         Relationship with Retirement Trusts. Pursuant to Edward Cohen's employment contract, upon his retirement, he is entitled to receive payments from a Supplemental Employee Retirement Plan ("SERP"). See "Employment Agreements." In connection with Mr. Cohen's SERP, the Company entered into a split-dollar insurance arrangement under which it pays a portion of the premiums under a life insurance policy with respect to Mr. Cohen, with reimbursement of such premiums due upon the occurrence of specified events, including Mr. Cohen's death. Under the recently enacted Sarbanes-Oxley Act of 2002, the Company's future payment of premiums under this arrangement may be deemed to be a prohibited loan to Mr. Cohen. Since the next premium payment under this arrangement is not due until April 2003, the Company has deferred any decision relating to this arrangement until the application of the Sarbanes-Oxley Act has been clarified. The Company cannot predict the effect, if any, that cancellation of the arrangement might entail.

         Relationship with 9 Henmar LLC. The Company owns a 50% interest in Trapeza Funding, LLC, an entity that acts as the general partner of Trapeza Partners L.P., which sponsored and invested in the equity interests of Trapeza CDO I, LLC, an issuer of collateralized debt obligations. The Company also owns a 50% interest in Trapeza Capital Management, LLC, the collateral manager of Trapeza CDO I. The general partner entity will receive administrative fees for managing Trapeza Partners, as well as a 20% carried interest and a return on its limited partner investment. The collateral manager entity will receive collateral management fees from Trapeza CDO I. The boards of managers of both the general partner and the collateral manager are composed of four members, of which J. Cohen and D. Cohen are the Company's appointees.

         The Trapeza venture was originated and developed in large part by D. Cohen. The Company has agreed to pay his company, 9 Henmar LLC, 10% of the fees and 10% of the distributions with respect to the 20% carried interest it receives through its interest in the general partner and 10% of the fees it receives through its interest in the collateral manager. Through December 31, 2002, 9 Henmar was not owed anything under these arrangements. In addition, the Company agreed to reimburse 9 Henmar for fees and expenses, including overhead, incurred by it in connection with structuring the Trapeza venture and the Company's participation in it, developing the pool of trust preferred securities, consulting with the underwriters and rating agencies and providing other consulting, managerial and sales services through the closing of Trapeza CDO I in November 2002. Through December 31, 2002, the Company had reimbursed 9 Henmar $863,370 of such expenses, of which $565,830 had been reimbursed to the Company by Trapeza Funding or Trapeza CDO I.

         Trapeza Partners II L.P., a second investment partnership to sponsor and invest in another newly-created CDO issuer, recently completed its offering of partnership interests. The general partner of Trapeza Partners II is Trapeza Funding II and the collateral manager of Trapeza CDO II is Trapeza Capital Management. The Company has entered into an agreement with 9 Henmar with respect to this venture similar to the agreement with respect to Trapeza I, except that instead of reimbursing 9 Henmar for its fees and expenses, the Company will pay 9 Henmar 50% of the expense reimbursement it will receive from Trapeza CDO II, after deducting the Company's out-of-pocket expenses. In addition, Trapeza Funding II is paying D. Cohen consulting fees until the closing of the Trapeza CDO II offering of $16,667 per month. Through December 31, 2002, $22,224 has been paid to Mr. Cohen under these consulting arrangements.

         Relationship with Cohen Brothers & Company. During fiscal 2002, the Company purchased 125,095 shares of its common stock at a cost of $1.1 million and repurchased $1.5 million principal amount of its senior notes at a cost of $1.6 million from Cohen Brothers.

         Cohen Brothers acted as one of the placement agents for the sale of Trapeza Partners II limited partner interests described immediately above, for which it received sales commissions of $117,040. Cohen Brothers was paid at the same 2% commission rate as unaffiliated placement agents. In addition, two employees of Cohen Brothers are receiving consulting fees from Trapeza Funding II of $12,500 and $5,000 per month, respectively, commencing in November 2002 and continuing until the closing of Trapeza CDO II. Through December 31, 2002, $23,333 has been paid to these persons under their consulting arrangements. D. Cohen and J. Cohen are the principal owners of the corporate parent of Cohen Brothers.

         Relationship with Andrew Lubin. During fiscal 2002, the Company paid Andrew Lubin, a non-employee director of the Company, $8,625 for his service as the Delaware registered agent for the Company and various subsidiaries of the Company.

         Relationship with Certain Borrowers. The Company has from time to time purchased loans in which affiliates of the Company are affiliates of the borrowers. Listed below are loans that are outstanding as of fiscal year 2002.

         In 2000, the property securing a loan held by the Company with a book value of $3.3 million at September 30, 2002, was purchased by a limited partnership of whose general partner, Mr. Schaeffer is the president. Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen are equal limited partners of the sole limited partner of the borrower.

         In 1998, the Company acquired a defaulted loan in the original principal amount of $91.0 million. At September 30, 2002, the Company's receivable was $110.4 million and the book value of the loan was $38.7 million. In September 2000, in connection with a refinancing and to protect the Company's interest, a newly formed limited liability company assumed equity title to the property. Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen are limited partners (24.75% each) in an entity which owns approximately 30% of the borrower. In addition, Mr. Schaeffer has a controlling administrative role with the borrower.

         In 1998, the Company acquired a loan under a plan of reorganization in bankruptcy. The loan had a book value of $36.1 million at September 30, 2002. An order of the bankruptcy court required that legal title to the property underlying the loan be transferred on or before June 30, 1998. In order to comply with that order, to maintain control of the property and to protect the Company's interest, Evening Star Associates took title to the property in June 1998. A subsidiary of the Company serves as general partner of Evening Star Associates and holds a 1% interest; Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen purchased a 94% limited partnership interest in Evening Star Associates for $200,000.

         The Company acquired a loan in 1996. In 2002, the beneficial ownership of the entity holding the interest in the property securing one of the Company's loans was transferred to D. Cohen. At September 30, 2002, the Company's receivable was $8.5 million and the book value of the loan was $2.3 million. The entity holding the interest is entitled to receive cash flow from the property not to exceed 12.5% of any cash flow received by the Company from the loan.

         In 1997, the Company acquired a loan with a face amount of $2.3 million at a cost of $1.6 million. The loan had a book value of $980,000 at September 30, 2002. The loan is secured by a property owned by a partnership in which Messrs. Kauffman and E. Cohen and Ms. B. Cohen are limited partners (with a 75% beneficial interest). Ledgewood and Brandywine Construction & Management were tenants at such property as of September 30, 2002.

         In 1994, the Company acquired a loan in the original principal amount of $3.0 million. At September 30, 2002, the Company's receivable was $2.6 million and the book value of the loan was $130,000. The loan is secured by a property owned by a partnership in which E. Cohen and B. Cohen are limited partners, with a 40%, beneficial interest.

         Relationship with Certain Lienholders. The Company holds a first mortgage lien with a face amount of $14.0 million and a book value of $4.5 million on a hotel property owned by a corporation in which, on a fully diluted basis, J. Cohen and E. Cohen would have a 19% interest. The corporation acquired the property through foreclosure of a subordinate loan.

Performance Graph

         The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of two other stock market indices: the Nasdaq United States Composite (National Market System only) and the Nasdaq Financial.

                Comparison of Five Year Cumulative Total Return *
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                 1997      1998     1999    2000   2001   2002
--------------------------------------------------------------------------------
 -o-  Nasdaq U.S. composite     100.00    101.58   165.96  220.34  90.05  70.92
-------------------------------------------------------------------------------
-[ ]- Nasdaq Financial          100.00     92.26   100.29  106.41 117.19 122.98
-------------------------------------------------------------------------------
 -v-  Resource America, Inc.    100.00    112.55    84.13   97.83 104.19  93.24
-------------------------------------------------------------------------------
                         fiscal year ended September 30
-------------------------------------------------------------------------------
  -o-  Nasdaq U.S. composite -[ ]- Nasdaq Financial -v-  Resource America, Inc.
-------------------------------------------------------------------------------

* Total return for each of the last five fiscal years ending September 30. Assumes $100 was invested on October 1, 1997 in the Company's common stock or in the indicated index and that cash dividends were reinvested as received.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering compensation programs for the Company's executives, including the following:

         o setting policies with respect to compensation for executives;

         o setting pay levels for all named executive officers;

         o administering the Company's Key Employee Stock Option plans and making appropriate awards of options; and

         o monitoring and determining such other compensation matters as may be assigned to the Committee by the Board of Directors.

         The Committee is comprised of three non-employee directors: Messrs. Campbell, Neff and White.

         The Company's compensation philosophy and objectives are driven by the desire to:

         o compensate and reward executives for their contribution to the historical success of the Company; and

         o provide suitable compensation packages to attract, motivate and retain talented executives.

         The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and as such is structured in three components: base salary, annual bonuses, and long term incentives.

Base Salary

         Base salaries for executive officers are determined in part by pay practices in unaffiliated companies and the Committee's assessment of individual performance relative to responsibilities and objectives for each executive. Base salaries are not intended to compensate individuals for extraordinary performance or for above average Company performance.

Bonus Plan

         Executives are eligible to receive annual bonuses, which are generally based on the overall Company performance during the preceding year and the individual's contribution to that performance. The Company does not have a defined bonus pool. Allocation of the amount available for annual bonus payments is at the discretion of the Committee. No formula performance measures were utilized in establishing the amount of the bonus awards; however, the Committee considers individual contribution to the overall performance of the Company and performance relative to expectations.

Long Term Incentives

         General. Long term incentives are designed to focus executives on the long term goals and performance of the Company and to provide a reward directly tied to stockholder return: the performance of the Company's common stock. The particular plans are intended to encourage the participants to strive to achieve the long term success of the Company and to remain with the Company in order to fully benefit from the plans.

         Stock Options. Stock options are issued periodically to key employees at an exercise price of no less than the then current market price of the Company's common stock, have a life up to ten (10) years and typically vest to the executive at twenty-five percent (25%) of the amount awarded on each anniversary of their issuance. Allocation of available options is at the discretion of the Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the executive.

         Employee Stock Ownership Plan. In 1989 the Company established the Resource America, Inc. Employee Stock Ownership Plan for the benefit of all qualified employees. All employees, including executive officers, are allocated shares from an available pool in proportion to their relative compensation. While the allocations from this plan are determined solely by a predetermined and required formula in accordance with ERISA, the intent was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the stockholder return.

         Savings Plan. The 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of cash or Company common stock. During fiscal year 2002, the Company matched employee contributions 50% in cash or 100% in Company common stock through February 28, 2002, and 50% in cash or Company common stock thereafter. While participation in this plan is at the discretion of the qualified employee, the intent again was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the return to stockholders.

Chief Executive Officer Compensation

         In evaluating the performance and setting the total compensation package for Edward E. Cohen for fiscal year 2002, which included bonus compensation paid in January 2002 for performance during the 2001 fiscal year, the Committee took particular note of the continued growth in the Company's revenues ($118.3 million in fiscal 2001 compared to $100.7 million in fiscal
2000), earnings from continuing operations before interest, taxes, depreciation, depletion and amortization (EBITDDA) ($46.2 million in fiscal 2001 compared to $36.4 million in fiscal 2000) and net income per common share-diluted from continuing operations ($.76 in fiscal 2001 compared to $.23 in fiscal 2000).

         The Committee also noted Mr. Cohen's success in the continued expansion of the Company's energy and energy finance operations. Specifically, the Committee recognized the continued growth in the Company's energy revenues ($94.8 million in fiscal 2001 compared to $70.6 million in fiscal 2000), EBITDDA from energy operations ($31.6 million in fiscal 2001 compared to $20.1 million in fiscal 2000), total Company owned proved oil and gas reserves (128.9 billions of cubic feet equivalent, or bcfe, at September 30, 2001 compared to 123.7 bcfe at September 30, 2000), managed oil and gas reserves (303.6 bcfe at September 30, 2001 compared to 295.6 bcfe at September 30, 2000) and number of wells drilled and completed (257 wells in fiscal 2001 compared to 158 wells in fiscal
2000).

         Mr. Cohen is employed pursuant to the agreement described in "Employment Agreements" contained elsewhere in the proxy statement of which this report is a part. Applying the considerations noted above, for fiscal year 2002 the Committee maintained Mr. Cohen's base salary at $600,000 (unchanged from fiscal 2001 and fiscal 2000) and awarded Mr. Cohen a bonus of $500,000 (an 11% increase from fiscal 2001 and fiscal 2000).

         This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

Carlos C. Campbell, Chairman
P. Sherrill Neff
John S. White

                 PROPOSAL 2. APPROVAL OF AMENDMENT TO 1997 PLAN

         Each non-employee director of the Company was eligible to participate in the 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "1997 Plan"), which was approved by the Company's stockholders on May 13, 1997. Under the 1997 Plan, non-employee directors ("Eligible Directors") were awarded Units representing the right to receive one share of Company common stock for each Unit awarded. As adjusted for stock splits, 3,000 Units were awarded to each Eligible Director upon becoming an Eligible Director, and an additional 3,000 Units were awarded to each Eligible Director on each anniversary of the date on which such Eligible Director was first awarded Units under the 1997 Plan. Units do not vest until the fifth anniversary of their grant, except that Units will vest sooner upon a change in control of the Company or death or disability of an Eligible Director, provided the Eligible Director completed at least six months of service. Upon termination of service by an Eligible Director, the Company will issue shares of Company common stock equal to the number of vested Units held by the Eligible Director, but all unvested Units are forfeited. The 1997 Plan provided for the issuance of a maximum of 75,000 Units and terminated on April 30, 2002, except with respect to previously awarded grants. As of the date of this proxy statement, all 75,000 Units have been awarded to Eligible Directors and 3,000 Units have been forfeited.

         The proposed amendment to the 1997 Plan would modify the vesting of the Units previously granted to Eligible Directors such that Units would vest on the later of: (i) the fifth anniversary of the date he or she became an Eligible Director and (ii) the first anniversary of the grant of those Units. Currently, Units granted to Eligible Directors under the 1997 Plan vest on the fifth anniversary of their grant, subject to certain exceptions discussed above. The effect of the proposed amendment will be to accelerate the vesting of Units granted to Eligible Directors, such that once an Eligible Director has five years of service, all but the most recent annual grant of Units will be vested.

         A copy of the proposed amendment to the 1997 Plan is attached to this proxy statement as Exhibit A-1. A copy of the 1997 Plan is attached to this proxy statement as Exhibit A-2.


                 PROPOSAL 3. APPROVAL OF AMENDMENT TO 2002 PLAN

         Each non-employee director of the Company is eligible to participate in the 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "2002 Plan"), which was approved by the Company's stockholders on April 29, 2002. Under the 2002 Plan, non-employee directors ("Eligible Directors") are awarded Units representing the right to receive one share of Company common stock for each Unit awarded. Upon becoming an Eligible Director, each Eligible Director is awarded Units equal to $15,000 divided by the closing price of the Company's common stock on the date of grant. Eligible Directors are each awarded additional Units equal to $15,000 divided by the closing price of the Company's common stock on the date of grant on each anniversary of the date of initial grant. Units do not vest until the fifth anniversary of their grant, except that Units will vest sooner upon a change in control of the Company or death or disability of an Eligible Director, provided the Eligible Director completed at least six months of service. Upon termination of service by an Eligible Director, the Company will issue shares of Company common stock equal to the number of vested Units held by the Eligible Director, but all unvested Units are forfeited. The 2002 Plan provides for the issuance of a maximum of 75,000 Units and terminates on April 29, 2012, except with respect to previously awarded grants. As of the date of this proxy statement, five directors are deemed to be Eligible Directors, 12,499 Units have been awarded to Eligible Directors and 5,714 Units have been forfeited.

         The proposed amendment to the 2002 Plan would modify the vesting of the Units previously and subsequently granted to Eligible Directors such that Units would vest on the later of: (i) the fifth anniversary of the date he or she became an Eligible Director and (ii) the first anniversary of the grant of those Units. Currently, Units granted to Eligible Directors under the 2002 Plan vest on the fifth anniversary of their grant, subject to certain exceptions discussed above. The effect of the proposed amendment will be to accelerate the vesting of Units granted to Eligible Directors, such that once an Eligible Director has five years of service, all but the most recent annual grant of Units will be vested.

         A copy of the proposed amendment to the 2002 Plan is attached to this proxy statement as Exhibit B-1. A copy of the 2002 Plan is attached to this proxy statement as Exhibit B-2.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

         Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

         Upon the recommendation of the Audit Committee, approved by the Board of Directors, Grant Thornton LLP served as the Company's independent auditors during fiscal year 2002. The Company does not anticipate that a representative of Grant Thornton LLP will be present at the Meeting. The Board of Directors anticipates that Grant Thornton LLP will be re-appointed as the Company's independent auditors for fiscal year 2003 during a regular meeting of the Board of Directors.

                      ANNUAL REPORT AND REPORT ON FORM 10-K

         The Company's 2002 Annual Report to Stockholders including the financial statements and management's discussion and analysis of financial condition and results of operations for the year ended September 30, 2002, is being sent to stockholders of record as of February 27, 2003 with this proxy statement. Stockholders of record as of February 27, 2003, and beneficial owners of the Company's common stock on that date, may obtain from the Company, without charge, a copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to the Company, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of the Company's common stock on February 27, 2003.

                              STOCKHOLDER PROPOSALS

         Under rules promulgated by the Securities and Exchange Commission, holders of common stock who desire to submit proposals or nominations for the election of directors for inclusion in the proxy statement of the Company to be used in connection with the 2004 annual meeting of stockholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals or nominations to the Secretary of the Company no later than December 24, 2003.

         Also, under the Company's Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at the Company's 2004 annual meeting of stockholders must deliver written notice to the Secretary of the Company no later than January 22, 2004. The notice must contain all of the information required by the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company.


                                         By order of the Board of Directors,
                                         Michael S. Yecies, Secretary
                                         March 12, 2003

                                                                     EXHIBIT A-1

                    AMENDMENT NO. 1 TO RESOURCE AMERICA, INC.
                    1997 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                AND DEFERRED COMPENSATION PLAN (THE "1997 PLAN")


         This Amendment No. 1 (this "Amendment") to the 1997 Plan will be effective on the date, if any, on which this Amendment is approved by the stockholders of the Company.

         1. The first two sentences of Section 6.1 of the 1997 Plan are hereby deleted and the following is inserted in their place:

                    "Except as otherwise provided in this Section 6 or in
                    Section 7, any Eligible Director shall vest in his or her Units on the later of: (i) the fifth anniversary of the date he or she first became an Eligible Director and (ii) the first anniversary of the Grant of those Units."

         2. All Grants heretofore issued under the 1997 Plan shall automatically be deemed to have the vesting schedule provided by this Amendment.

         3. As amended hereby, the 1997 Plan remains in full force and effect.

                                                                     EXHIBIT A-2

                             RESOURCE AMERICA, INC.
                    1997 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                         AND DEFERRED COMPENSATION PLAN


SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

         The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2. DEFINITIONS.

         When used in this Plan, the following terms shall have the definitions set forth in this Section:

         "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Committee" shall mean the Nominating Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

         "Company" shall mean Resource America, Inc.

         "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Director and any of its committees.

         "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

         "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders as Director unable to carry out his/her duties.

         "Effective Date" shall mean the date, if any, on which the Plan is approved by the shareholders of the Company.

         "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the arithmetic mean of the closing bid and ask sale prices for the Shares reported by the NASDAQ on a given day or, if there is no sale on such day, then the arithmetic mean of such closing bid and ask sale prices on the last previous date on which a sale is reported.

         "Grant" shall mean a grant of Units under Section 5.

         "Shares" shall mean shares of Stock.

         "Stock" shall mean the Common Stock, $.01 par value, of the Company.

         "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

         "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

         "Unit" shall mean a contractual obligation of the Company to deliver a Share based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

         "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3. ADMINISTRATION.

         The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4. SHARES AUTHORIZED FOR ISSUANCE.

         4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 25,000 Shares, subject to adjustment as provided in Section 4.2 below. If any Unit is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

         4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5. UNIT GRANTS.

         5.1. Unit Awards. Each Eligible Director who is a member of the Board of Directors on the Effective Date and each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 1,000 Units on the Effective Date or the date of first election or appointment, as the case may be. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the Plan an Eligible Director serving as a Director on such date shall be awarded 1,000 Units.

         5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in
Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of a Share (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be cancelled and be of no further force or effect.

         5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

SECTION 6. VESTING.

         6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units on the fifth anniversary of the Grant of those Units. If an Eligible Director terminates service prior to the completion of five Years of Service as a Director from the date of a Grant of Units, all of the Units granted within five years of such date shall be immediately forfeited, and the number of Shares to be delivered to such Eligible Director shall equal the number of Units that were granted five years or more before the termination. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death or Disability prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

         6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited.

         6.3. Distribution on Death. Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7. CHANGE IN CONTROL.

         7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

         7.2. Definition. "Change in Control" shall mean the occurrence of any of the following events:

              (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

              (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director wa selected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

SECTION 8. DEFERRED COMPENSATION PROGRAM.

         8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

         8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under Section 16(b) of the Exchange Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

         8.3. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Compensation then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

         8.4. Timing and Form of Distributions. Any distribution to be made hereunder following the termination of an Eligible Director's service as a Director shall be made in Shares.

SECTION 9. UNFUNDED STATUS.

         The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10. AMENDMENT AND TERMINATION.

         The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate on April 30, 2002, except with respect to previously awarded Grants and amounts credited to the Stock Unit Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.

SECTION 11. GENERAL PROVISIONS.

         11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

         11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange, Nasdaq or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

         11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision has not been included.

         11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

         11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                                                                     EXHIBIT B-1


                    AMENDMENT NO. 1 TO RESOURCE AMERICA, INC.
                    2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                AND DEFERRED COMPENSATION PLAN (THE "2002 PLAN")


         This Amendment No. 1 (this "Amendment") to the 2002 Plan will be effective on the date, if any, on which this Amendment is approved by the stockholders of the Company.

         1. The first two sentences of Section 6.1 of the 2002 Plan are hereby deleted and the following is inserted in their place:

              "Except as otherwise provided in this Section 6 or in
              Section 7, any Eligible Director shall vest in his or her Units on the later of: (i) the fifth anniversary of the date he or she first became an Eligible Director and (ii) the first anniversary of the Grant of those Units."

         2. All Grants heretofore issued under the 2002 Plan shall automatically be deemed to have the vesting schedule provided by this Amendment.

         3. As amended hereby, the 2002 Plan remains in full force and effect.

                                                                     EXHIBIT B-2

                             RESOURCE AMERICA, INC.
                    2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                         AND DEFERRED COMPENSATION PLAN


SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

         The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2. DEFINITIONS.

         When used in this Plan, the following terms shall have the definitions set forth in this Section:

         "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Company" shall mean Resource America, Inc., its successors and assigns and any corporation that (i) substitutes a new Option or Stock Appreciation Right for an old Option or Stock Appreciation Right granted under the Plan (ii) assumes an Option or Stock Appreciation Right under the Plan or (iii) becomes a parent or subsidiary of the Company by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation within the meaning of ss.424(a) of the Code.

         "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Director and any of its committees.

         "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

         "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders as Director unable to carry out his/her duties.

         "Effective Date" shall mean the date, if any, on which the Plan is approved by the stockholders of the Company.

         "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the closing price for the Shares reported by the NASDAQ on a given day or, if there is no sale on such day, then the closing price on the last previous date on which a sale is reported.

         "Grant" shall mean a grant of Units under Section 5.

         "Shares" shall mean shares of Stock.

         "Stock" shall mean the Common Stock, $.01 par value, of the Company.

         "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

         "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

         "Unit" shall mean a contractual obligation of the Company to deliver a Share based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

         "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3. ADMINISTRATION.

         The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4. SHARES AUTHORIZED FOR ISSUANCE.

         4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 75,000 Shares, and shall not exceed 15,000 with respect to any one Eligible Director, subject to adjustment as provided in Section 4.2 below. If any Unit is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

         4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5. UNIT GRANTS.

         5.1. Unit Awards. Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded Units valued at $15,000.00, as measured by the closing price of Shares on the Grant date, on the date of first election or appointment. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the Plan or was eligible to receive an award of Units under THE RESOURCE AMERICA, INC. NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN, which was effective on May 13, 1997 (the "1997 Director's Plan"), an Eligible Director serving as a Director on the Effective Date shall be awarded Units valued at $15,000.00. Any Eligible Director who was entitled to receive an award under the 1997 Director's Plan but did not because there were insufficient Units remaining in the 1997 Director's Plan, shall be entitled to receive, on the Effective Date of the Plan, an amount of Units equal to the amount to which he was entitled but did not receive under the 1997 Director's Plan. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

         5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in
Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of a Share (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be cancelled and be of no further force or effect.

         5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

SECTION 6. VESTING.

         6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units on the fifth anniversary of the Grant of those Units. If an Eligible Director terminates service prior to the completion of five Years of Service as a Director from the date of a Grant of Units, all of the Units granted within five years of such date shall be immediately forfeited, and the number of Shares to be delivered to such Eligible Director shall equal the number of Units that were granted five years or more before the termination. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death or Disability prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

         6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited.

         6.3. Distribution on Death. Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7. CHANGE IN CONTROL.

         7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

         7.2. Definition. "Change in Control" shall mean the occurrence of any of the following events:

              (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

              (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was selected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

              (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

SECTION 8. DEFERRED COMPENSATION PROGRAM.

         8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

         8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under Section 16(b) of the Exchange Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

         8.3. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Board of Directors shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Board of Directors shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

         8.4. Timing and Form of Distributions. Any distribution to be made hereunder following the termination of an Eligible Director's service as a Director shall be made in Shares.

SECTION 9. UNFUNDED STATUS.

         The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10. AMENDMENT AND TERMINATION.

         The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate ten (10) years after the Effective Date, on April 29, 2012, except with respect to previously awarded Grants and amounts credited to the Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.

SECTION 11. GENERAL PROVISIONS.

         11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

         11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in it discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

         11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision has not been included.

         11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

         11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                             RESOURCE AMERICA, INC.

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF RESOURCE AMERICA, INC.


         The undersigned hereby constitutes and appoints Edward E. Cohen and Jonathan Z. Cohen, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on February 27, 2003, at the Annual Meeting of Stockholders of Resource America, Inc. to be held Tuesday, April 22, 2003 and at any and all adjournments thereof as follows:

                                                                I plan to attend
                                                                   the meeting
                                                                      +-+
                                                                      +-+
         1. ELECTION OF DIRECTORS.

The nominees for election are Jonathan Z. Cohen and John S. White.

FOR all nominees              Withhold Authority          To withhold
listed above                  to vote for all             authority to vote
(except as marked             nominees listed             for any individual
to the contrary at            above                       nominee, write
the right)                                                that nominee's
                                                          name in the space
                                                          provided below.

        +-+                         +-+
        +-+                         +-+                   ___________________

         2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN.


+-+                          +-+                          +-+
+-+  FOR                     +-+  AGAINST                 +-+  ABSTAIN


         3. PROPOSAL TO APPROVE AN AMENDMENT TO THE 2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN.


+-+                          +-+                          +-+
+-+  FOR                     +-+  AGAINST                 +-+  ABSTAIN


         4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


+-+                          +-+                          +-+
+-+  FOR                     +-+  AGAINST                 +-+  ABSTAIN


         This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed, FOR the proposal to amend the 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan and FOR the proposal to amend the 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





Dated:__________________, 2003



_________________________
Signature of stockholder



__________________________
Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.